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                                                      UCAR INTERNATIONAL INC.
                                                 COMPUTATION OF EARNINGS PER SHARE
                                            (Dollars in millions, except per share data)

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                                                                                               YEAR ENDED DECEMBER 31,
                                                                                 -------------------------------------------------
                                                                                         1996                         1995
                                                                                 -------------------           -------------------
                                                                                              Fully                         Fully
                                                                                 Primary     Diluted           Primary     Diluted
                                                                                 -------     -------           -------     -------

Income (loss) before extraordinary charge and cumulative
 effect of change in accounting principles ................................   $    145.4  $    145.4       $    (11.7) $    (11.7)

Pro forma effects of the Recapitalization (after tax):
   Compensation expense related to the Company's long
     term incentive compensation plan .....................................          -           -                1.0         1.0
   Senior subordinated credit facility expense ............................          -           -                4.0         4.0
   Net adjustment to interest .............................................          -           -               (3.0)       (3.0)
   Taxes due to Recapitalization ..........................................          -           -               37.0        37.0

Pro forma effects of the Initial Offering and Redemption (after tax):
   Accelerated vesting of performance stock options and matching shares ...          -           -               12.0        12.0
   Net adjustment to interest .............................................          -           -                9.0         9.0
   Extraordinary charge ...................................................          -           -               17.4        17.4

Pro forma effects of the Refinancing (after tax):
   Extraordinary charge ...................................................          -           -               19.5        19.5
   Net adjustment to interest .............................................          -           -                6.0         6.0
                                                                              __________  __________       __________  __________
Income before cumulative effect of change in accounting
 principles (Pro forma in 1995) ...........................................   $    145.4  $    145.4       $     91.2  $     91.2
Cumulative effect on prior years of change in accounting for inventories ..          7.1         7.1              -           -
                                                                              __________  __________       __________  __________
         Net income - common stockholders (Pro forma in 1995) .............   $    152.5  $    152.5       $     91.2  $     91.2
                                                                              ==========  ==========       ==========  ==========

Weighted average number of common and common equivalent shares applicable to each earnings per share calculation (Pro forma in 1995):
   Weighted average number of shares outstanding ..........................   46,273,820  46,273,820       45,959,718  45,959,718
   Dilutive effect of stock options .......................................    2,195,365   2,225,002        2,803,199   2,803,199
                                                                              __________  __________       __________  __________
                                                                              48,469,185  48,498,822       48,762,917  48,762,917
                                                                              ==========  ==========       ==========  ==========

Net income per common share (Pro forma in 1995) (A):
   Income before cumulative effect of change in accounting principles .....   $     3.00  $     3.00       $     1.87  $     1.87

   Cumulative effect on prior years of change in accounting for inventories         0.15        0.15             -           -
                                                                              __________  __________       __________  __________
         Net income per share .............................................   $     3.15  $     3.15       $     1.87  $     1.87
                                                                              ==========  ==========       ==========  ==========

(A)  Fully diluted earnings per share is not significantly different than primary net income per share and, therefore, has not been presented on the face of the Consolidated Statements of Operations.
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